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                                                                    EXHIBIT 32.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


      In connection with the Quarterly Report of Dreyer's Grand Ice Cream Holdings, Inc. (the "Company") on Form 10-Q for the period ended September 27, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, T. Gary Rogers, Chairman of the Board and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.





                                         /s/   T. Gary Rogers
                                         -------------------------------
                                         T. Gary Rogers
                                         Chairman of the Board and Chief
                                         Executive Officer
                                         November 17, 2003


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Dreyer's Grand Ice Cream Holdings, Inc. and will be retained by Dreyer's Grand Ice Cream Holdings, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.